HOLLYER BRADY SMITH & HINES LLP
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                  New York, NY 10176

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	February 26, 2001


To the Trustees of The Churchill Tax-Free Fund of Kentucky

	We consent to the incorporation by reference into post-effective amendment No. 21 under the 1933 Act and No. 22 under the 1940 Act of our opinion dated April 28, 1998.


					Hollyer Brady Smith & Hines LLP

					/s/ W.L.D. Barrett



					by__________________________
					        Partner